UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Audience, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Fairchild Drive

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements for 2015 for Named Executive Officers

On May 29, 2015, the Company made certain payments to named executive officers of Audience, Inc. (the “Company”), pursuant to compensation arrangements previously approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company. The 2015 compensation arrangements for one of the Company’s named executive officers are as follows:

Name	Base Salary for 2015 ($)	Bonus Target for 2015 (%)
Edgar Auslander Vice President of Marketing and Business Development	280,000	50

The bonus detailed in the table above is under the Company’s 2012 Executive Incentive Compensation Plan (the “Plan”) and will be paid on a quarterly basis. Certain of the quarterly payments for Mr. Auslander’s bonus will be funded based 100%, subject to the Company’s chief executive officer’s discretion, on Mr. Auslander’s achievement of individual performance objectives, which will be set by the Company’s chief executive officer. Certain of the quarterly payments for Mr. Auslander’s bonus will be funded based 100% on the Company’s achievement of financial performance objectives with the key metrics being GAAP Revenue and Non-GAAP Operating Income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: June 4, 2015	By:	/s/ Craig Factor
	Name:	Craig Factor
	Title:	Vice President, General Counsel and Secretary